STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

Contact:

Thomas DeByle, CFO

                    FOR IMMEDIATE RELEASE

(603) 893-9701

email:  InvestorRelations@Standex.com

STANDEX REPORTS STRONG REVENUE AND PROFITABILITY
IN FOURTH-QUARTER FISCAL 2010

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Reports 8.7% year-over-year revenue growth as all five business segments report positive sales increases

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Strong double-digit revenue growth from Engraving Products, Engineering Technologies, and Electronics and Hydraulics on broad end market strength

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Net Income from Continuing Operations of $8.5 million increases 48% year-over-year

SALEM, NH – August 26, 2010 . . . . Standex International Corporation (NYSE:SXI) today reported financial results for the fourth quarter of fiscal 2010.

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Net sales for the fourth quarter of fiscal 2010 increased 8.7% to $152.1 million from $139.9 million in the fourth quarter of fiscal 2009.

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Income from operations for the fourth quarter of fiscal 2010 was $12.2 million compared with $9.2 million in the fourth quarter of fiscal 2009.  Operating income for the fourth quarter of fiscal 2010 includes, pre-tax, $0.1 million in restructuring charges and a $1.0 million charge relating to the resolution of a legal dispute with a former ADP supplier. Excluding these items, the Company reported non-GAAP income from operations of $13.2 million. The fourth quarter of fiscal 2009 financial results included $1.1 million in pre-tax restructuring charges.  Excluding the above-mentioned items from the fourth quarter of 2009, the Company reported non-GAAP income from operations of $10.3 million.

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Net income from continuing operations for the fourth quarter of fiscal 2010 was $8.5 million, or $0.67 per diluted share, including an after tax legal charge of $0.6 million and a $1.1 million discrete tax benefit.  Excluding these items, non-GAAP net income from continuing operations was $8.2 million, or $0.64 per diluted share, in the fourth quarter of fiscal 2010.   In the fourth quarter of fiscal 2009, the Company reported $5.8 million, or $0.46 per diluted share, which included $0.7 million in after-tax restructuring charges and a $0.8 million discrete tax benefit. Excluding these items, non-GAAP net income from continuing operations was $5.6 million, or $0.45 per diluted share, in the fourth quarter of fiscal 2009.

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EBITDA (earnings before interest, income taxes, plus depreciation and amortization) increased to $15.9 million in the fourth quarter of fiscal 2010 compared with $12.4 million in the fourth quarter of fiscal 2009. Excluding the aforementioned charges for both periods, EBITDA for the fourth quarter of fiscal 2010 increased to $17.0 million compared with $13.5 million for the fourth quarter of fiscal 2009.

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Net working capital (defined as accounts receivable plus inventories less accounts payable) was $103.6 million at the end of the fourth quarter of fiscal 2010 compared with $98.7 million at the end of the fourth quarter in the prior year.  Working capital turns improved to 5.9 turns compared with 5.7 turns in the prior year quarter.

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Net debt (defined as short-term debt plus long-term debt less cash) increased to $59.7 million at June 30, 2010 from $52.4 at March 31, 2010.  The Company’s balance sheet leverage ratio of net debt to total capital was 23.7% at June 30, 2010 compared with 20.7% at March 31, 2009.

A reconciliation of net income, earnings per share, net income from continuing operations from reported GAAP amounts to non-GAAP amounts is included later in this release.

Management Comments

“We closed our fourth quarter and fiscal year 2010 on a strong note,” said President and CEO Roger Fix.  “Standex generated a robust 8.7% increase in sales during the quarter, the second sequential quarter of positive year-over-year growth. Although many of our end markets continue to be affected by the global recession, each of our five business segments reported positive year-over-year sales growth for the fourth quarter, including three segments that generated double-digit revenue growth.”

“Our significantly improved cost structure contributed to Standex’s fifth-consecutive quarter of operating margin expansion,” said Fix.  “Non-GAAP operating margin for the fourth quarter improved 135 basis points year-over-year to 8.71% and non-GAAP operating income increased 29%. In addition, our outstanding working capital management is evident as demonstrated by this quarter’s 5.9 working capital turns, the highest it has been since we have internally tracked the metric.”

“Despite sales being down 4.7% during this past fiscal year, our leaner organization delivered nearly 30% growth in non-GAAP operating income and generated $2.25 in non-GAAP earnings per share,” stated Fix. “Furthermore, we continued to strengthen our balance sheet during the year by lowering net debt-to-capital to 23.7% at the end of the fourth quarter, down from 32.6% during the same period last year while making $16.7 million in voluntary pension fund contributions during the fourth quarter.”

“As part of Engraving’s emerging markets growth initiative, last month we acquired the business operation of Melco Engraving India Private Limited, a leading provider of mold texturizing services, and engraved rolls and plates to the rapidly growing Indian automotive and general industries,” added Fix. “This strategic acquisition will not only enable us to capitalize on the fast growing Indian automotive market, but also better serve the needs of our global automotive customers including Ford India, Toyota, BMW, Renault-Nissan, General Motors and Hero Honda to name a few.”

Segment Review

Food Service Equipment Group revenues increased by 2.0% year-over-year to $88.3 million with operating income growing by 2.8% during this time.

“When compared with recent market trend data, our Food Service Equipment Group is performing well,” said Fix. “Revenue growth was underscored by double-digit year-over-year Procon pumps sales growth and continued strength in cooking solutions,” added Fix. “The year-over-year sales comparison was made difficult by $2.0 million in sales from a rollout at one of the Yum! Brands restaurants in the year-ago quarter. Excluding this rollout, the group’s sales increased 4.4%. Cooking solutions continues to recover, delivering another quarter of growth and improved operating performance. On the refrigeration side of the business, we believe that the rate of decline has slowed and the market appears to be identifying a bottom.1 We remain optimistic about our ability to further penetrate strategic buying groups and offer innovative refrigeration and cooking solutions to our customers.1”

“Procon’s strong double-digit year-over-year sales growth is being driven by strength across our global beverage customer base,” said Fix. “Additionally, we are seeing increasing demand from Procon’s industrial customers as the economic environment improves.”

The Engraving Group’s year-over-year sales increased by 12.5% to $19.7 million with a substantial 135.9% year-over-year increase in operating income.

“Underscoring these results is strong demand for mold texturizing services from our North American and European automotive customers that will likely continue through the first half of fiscal 2011,1” stated Fix. “Additionally, our Innovent business is seeing more systems-level sales with subsequent higher average selling prices.  The Engraving Group’s strong operating performance this period reflects not only higher sales volume, but a better mix of automotive business, cost reductions completed in North America in the past 12 months, and the completion of our European restructuring activities.”

“We look forward to contributions from Standex Engraving India, our newly acquired operation with facilities in Bangalore, New Delhi, and Pune,” said Fix. “From these facilities, which are strategically located in the center of India’s automotive manufacturing sector, we can better serve a large and growing Indian domestic automobile industry and our many global automotive OEMs.  During the first half of fiscal year 2011 we also plan to open our third Engraving facility in China to complement two existing Chinese plants.1  We are investing in this market to capitalize on the growth opportunity for both global and domestic OEMs.”

Engineering Technologies Group revenue for the fourth quarter was up 30.5% year-over-year while operating income increased by 70.4%.

“Spincraft generated outstanding growth and operational performance this period,” said Fix. “Although the Federal government has reduced its funding for heavy lift launch vehicles, we continue to effectively diversify our business and remain encouraged about its long-term prospects.1” continued Fix.

The Electronics and Hydraulics Group reported 31.4% year-over-year growth in revenues as operating income increased to $1.9 million in the fourth quarter versus $0.1 million in the year-ago period.

“We are pleased to announce that Electronics reported another quarter of double-digit growth,” said Fix. “We are benefitting from both broad-based demand as well as traction from our growth initiatives, such as new product development, leveraging existing technologies into new applications and customers, and geographic expansion in Asia Pacific and Europe.”

“Higher Hydraulics bookings, coupled with increased production levels at several of our major North American OEM customers, indicate that end markets have stabilized and have begun to recover,1” added Fix.  “In addition, our efforts to increase penetration in China and Asia Pacific are beginning to yield results and we are ramping up production in our China facility.”

Air Distribution Products Group (“ADP”) sales increased 6.3% from the same period last year.  ADP recorded an operating loss of $1.3 million in the quarter.

“While we continue to optimize the cost structure of ADP, we are increasingly turning our attention to growth initiatives,1” said Fix. “With our new facility in Dallas fully operational, we are already taking orders, helped by a Texas location that is geographically better situated than the prior Mississippi base. Furthermore, we are partnering with regional wholesalers to create a preference for ADP products at the contractor level, and have introduced a number of complementary products for these wholesalers to offer.  We also began to see some pricing stabilization in the fourth quarter.”

Business Outlook

“We are seeing positive sales momentum in most of our end markets, demonstrated by the year-over-year growth we reported in all of our operating segments,” said Fix. “We are cautiously optimistic as we enter fiscal year 2011 and have turned our attention from cost restructuring to growing our business profitably through both organic and acquisitive initiatives. We are optimistic that as our end markets continue to recover, and as we realize the benefits of our top-line growth initiatives, we will achieve accelerated earnings growth as we leverage our significantly improved cost structure.1”

Conference Call Details

Standex will host a conference call for investors today, Thursday, August 26, at 10:00 a.m. ET.  On the call, Roger Fix, president and CEO, and Thomas DeByle, CFO, will review the company’s financial results, and business and operating highlights.  Investors interested in listening to the webcast should log on to the “Investor Relations” section of Standex’s website, located at www.standex.com.  The Company's slide show accompanying the web cast audio also can be accessed via its website.  To listen to the playback, please dial (888) 286-8010 in the U.S. or (617) 801-6888 internationally; the passcode is 94636398.  The replay also can be accessed in the “Investor Relations” section of the company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

EBITDA, which is "Earnings Before Interest, Taxes, Depreciation and Amortization," non-GAAP income from operations, non-GAAP net income from continuing operations and free cash flow are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States.  Standex believes that such information provides an additional measurement and consistent historical comparison of the company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Food Service Equipment Group, Air Distribution Products Group, Engineered Products Group, Engraving Group and Hydraulics Products Group with operations in the United States, Europe, Canada, Australia, Singapore, Mexico, Brazil, India and China. For additional information, visit the company's website at www.standex.com.

1 Safe Harbor Language

Statements in this news release include, or may be based upon, management's current expectations, estimates and/or projections about Standex's markets and industries. These statements are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may materially differ from those indicated by such forward-looking statements as a result of certain risks, uncertainties and assumptions that are difficult to predict. Among the factors that could cause actual results to differ are uncertainty in conditions in the financial and banking markets, general domestic and international economy including more specifically increases in raw material costs, the ability to substitute less expensive alternative raw materials, the heavy construction vehicle market, the new residential construction market, the ability to continue to successfully implement productivity improvements, increase market share, access new markets, introduce new products, enhance our presence in strategic channels, the successful expansion and automation of manufacturing capabilities and diversification efforts in emerging markets, the ability to continue to achieve cost savings through lean manufacturing, cost reduction activities, and low cost sourcing, effective completion of plant consolidations and the other factors discussed in the Annual Report of Standex on Form 10-K for the fiscal year ending June 30, 2009, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by the Company with the Securities and Exchange Commission. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

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